Exhibit 99.1

GOLDEN STAR ACQUISITION CORPORATION ANNOUNCES PRICING OF $60 MILLION INITIAL PUBLIC OFFERING

NEW YORK, May 1, 2023 (GLOBE NEWSWIRE) – Golden Star Acquisition Corporation, a Cayman Island exempt company (NASDAQ: GODN), announced today that it priced its initial public offering of 6,000,000 units at $10.00 per unit.

The Company’s units are expected to be listed on NASDAQ Stock Market LLC Global Market (“NASDAQ”) and trade under the ticker symbol “GODNU” beginning Tuesday, May 2, 2023. Each unit consists of one ordinary share par value $0.001 per share, and one right to receive two-tenths (2/10) of an ordinary share. The underlying securities of the units are not trading separately at this time. Once the securities comprising the units begin separate trading, the shares and rights are expected to be listed on NASDAQ under the symbols “GODN”, and “GODNR”, respectively.

Ladenburg Thalmann & Co. Inc. is acting as the sole underwriter in the offering. The underwriter has been granted a 45-day option to purchase up to an additional 900,000 units offered by the Company to cover over-allotments, if any.

The offering is expected to close on Thursday, May 4, 2023, subject to customary closing conditions.

The Company’s sponsor, G-Star Management Corporation, a British Virgin Islands company, and/or its designees, has committed and agreed to purchase an aggregate of 280,000 units (or 307,000 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,800,000 (or $3,070,000 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering (“private placement units”). Each private placement unit shall consist of one ordinary share and one right to receive two-tenths (2/10) of an ordinary share upon the consummation of an initial business combination. Closing of the private placement will occur simultaneously with closing of the initial public offering.

About Golden Star Acquisition Corporation

Golden Star Acquisition Corporation is a newly organized blank check company formed under the laws of the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

A registration statement on form S-1 relating to these securities (Sec File Number 333-261569) was declared effective by the Securities and Exchange Commission on May 1, 2023. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Ladenburg Thalmann & Co., Inc. located at 640 5th Ave., 4th Floor, New York, NY 10019 or at prospectus@ladenburg.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contacts:

Mr. Linjun Guo

Chief Executive Officer

Golden Star Acquisition Corporation

99 Hudson Street, 5th Floor,

New York, New York 10013

Tel.: (646) 706-5365

Email: ceo@goldenstarcorp.net